CONFIDENTIAL

                                                                    Exhibit 10.1

                                                CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]" OR "[* * *]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.





                     LIBRARY SUPPLY AND SUBLICENSE AGREEMENT

                                 BY AND BETWEEN

                                  BIOGEN, INC.

                                       AND

                             TREGA BIOSCIENCES, INC.

                       EFFECTIVE AS OF SEPTEMBER 30, 1998

CONFIDENTIAL

                                                                    Exhibit 10.1
                                                CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]" OR "[* * *]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        THIS LIBRARY SUPPLY AND SUBLICENSE AGREEMENT effective as of September 30,1998 (the "Agreement"), is entered into between TREGA BIOSCIENCES, INC., a Delaware corporation ("Trega"), having a place of business at 9880 Campus Point Drive, San Diego, California 92121, and BIOGEN, INC., a Massachusetts corporation ("Biogen"), having a place of business at Fourteen Cambridge Center, Cambridge, Massachusetts 02142.

                                    RECITALS:

        WHEREAS, Trega has recognized expertise in small molecule subset chemistry and compound optimization and has developed the capability to produce subset libraries, based on [* * *] in [* * *], in large quantities at high levels of [* * *] ; and

        WHEREAS, Trega has rights to certain issued patents pertaining to devices and methods for the [* * *] of chemical compounds; and

        WHEREAS, Biogen desires to acquire certain chemical libraries and compounds to support its expanding target and screening throughput capability and to utilize such compounds in an effort to discover, develop and commercialize products;

        WHEREAS, Biogen desires to obtain a non-exclusive license from Trega to certain [* * *] to assist in the [* * *] of materials received from Trega; and

        WHEREAS, Biogen desires to obtain a non-exclusive sublicense from Trega to certain patented technologies to support its drug discovery, development and commercialization efforts.

        NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants set forth below, the parties intending to be legally bound hereby agree as follows:


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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED

                                    ARTICLE 1

                                   DEFINITIONS

The following capitalized terms used in this Agreement shall have the following meaning:

        1.1 "Actual Combinatorial Library Information" shall mean information describing the one or more Templates and the Building Blocks used to create a Combinatorial Library.

        1.2 "Affiliate" as applied to either Party shall mean any company or other legal entity other than the Party in question, in whatever country organized, controlling, controlled by or under common control with that Party. The term "control" means ownership or control, directly or indirectly, of at least fifty percent (50%), or such lower maximum ownership permitted of foreign owners by law, of the outstanding stock or voting rights or the right to elect or appoint a majority of the directors.

        1.3 "[* * *] Set" shall mean a set of [CONFIDENTIAL TREATMENT REQUESTED] which contain at least [CONFIDENTIAL TREATMENT REQUESTED].

        1.4 "[* * *] Set Compound" shall mean a compound which is contained in an [* * *] Set.

        1.5 "Building Blocks" shall mean the [CONFIDENTIAL TREATMENT REQUESTED] that when combined form a Template, or, the structural components appended, attached, incorporated into or bonded to a Template.

        1.6 "Combinatorial Library" shall mean a selected subset of a Virtual Combinatorial Library that is [CONFIDENTIAL TREATMENT REQUESTED] the Virtual Combinatorial Library, comprises


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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED

P
[CONFIDENTIAL TREATMENT REQUESTED] , and which is synthesized by or on behalf of Trega for use in its chemicals supply business.

        1.7 "Confidential Information" shall mean the information of a Party identified as, or acknowledged to be, confidential.

        1.8 "Contract Year" shall mean the successive 12-month periods under this Agreement commencing on the Effective Date and ending on the anniversary of the Effective Date.

        1.9 "Effective Date" shall mean the date of this Agreement.

        1.10 "FDA" shall mean the United States Food and Drug Administration or its successor.

        1.11 "IND" shall mean an Investigational New Drug application filed with the FDA in the United States, or its equivalent filed with the governing health authority in any other country.

        1.12 "Joint Patent Rights" shall mean all patents and patent applications claiming technology jointly invented by Trega and Biogen during the term of this Agreement, including any provisional applications, priority applications, divisionals, continuations, continuations-in-part, reissues, reexaminations, supplemental protection certificates and the like.

        1.13 "Lead Compound" shall mean a molecule deemed by Biogen to be appropriate for additional [* * *] or a molecule actually the subject of such efforts by or on behalf of Biogen.

        1.14 "[CONFIDENTIAL TREATMENT REQUESTED]" shall mean any Valid Claims of Joint Patent Rights covering Combinatorial Libraries.

        1.15 "NDA" shall mean a New Drug Application filed with the FDA in the United States, or the equivalent product license application filed with the governing health authority in any other country.


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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


        1.16 "Non-standard Reagents" shall mean any reagent, [CONFIDENTIAL TREATMENT REQUESTED] that costs Trega more than [CONFIDENTIAL TREATMENT REQUESTED] from the lowest cost, high quality supplier.

        1.17 "Party" shall mean Biogen, Inc. and/or Trega Biosciences, Inc. and their respective Affiliates.

        1.18 "Product" shall mean any and all items which have been at any time prior to the Effective Date or at any time during the term of this Agreement [CONFIDENTIAL TREATMENT REQUESTED]

        1.19 "Proposed Combinatorial Library Information" shall mean the information describing one or more Templates and Building Blocks planned to be used at each diversity site of a Template to create a Combinatorial Library.

        1.20 "Responsible Party" shall mean the Party responsible for prosecution, maintenance, enforcement and defense of Joint Patent Rights.

        1.21 "Resupply Compound" shall mean a specific Subset Library Compound or [* * *] Set Compound that is selected by Biogen for synthesis and supplied by Trega pursuant to Article 2.7.

        1.22 "[CONFIDENTIAL TREATMENT REQUESTED]" shall mean all patents and patent applications claiming [CONFIDENTIAL TREATMENT REQUESTED]


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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


        1.23 "Subset Library" shall mean a set of [* * *] containing a [* * *] of a Combinatorial Library and which is based on [CONFIDENTIAL TREATMENT REQUESTED] synthesized by or on behalf of Trega, and having [* * *] based upon one or more selected Templates.

        1.24 "Subset Library Compound" shall mean a [* * *] contained within a Subset Library.

        1.25 "Synthesis Protocols" shall mean, with respect to Trega Materials delivered to Biogen hereunder, a detailed description of the know-how necessary for a skilled, [* * *] to create compounds contained within such Trega Materials, but specifically excluding [CONFIDENTIAL TREATMENT REQUESTED]

        1.26 "Template" shall mean, with respect to a Virtual Combinatorial Library, Combinatorial Library, Subset Library, or [* * *] Set [CONFIDENTIAL TREATMENT REQUESTED] of compounds within such Virtual Combinatorial Library, Combinatorial Library, Subset Library or [* * *] Set.

        1.27 "Third Party" shall mean any person other than Trega, Biogen and their respective Affiliates.

        1.28 "Trega Materials" shall mean those Subset Libraries, Subset Library Compounds, Resupply Compounds, [* * *] Sets and [* * *] Set Compounds purchased by Biogen hereunder.

        1.29 "Trega Patent Rights" shall mean all patents and patent applications claiming Trega Technology, including any provisional applications, priority applications, divisionals, continuations, continuations-in-part, reissues, reexaminations, supplemental protection certificates and the like, renewals, and extensions which are owned by, licensed to, or controlled by Trega, as of the Effective Date, or as to which Trega acquires ownership or control at any time during the term of this Agreement, where ownership or control includes a right to grant license thereto.


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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


        1.30 "Trega Synthesis Technologies" shall mean the following patents and patent applications including any provisional applications, priority applications, divisionals, continuations, continuations-in-part, reissues, reexaminations, supplemental protection certificates and the like, renewals, and extensions: [CONFIDENTIAL TREATMENT REQUESTED]

        1.31 "Trega Technology" shall mean all information, data, results, ideas, trade secrets, concepts, formulae, methods, procedures, techniques, designs, compositions, plans, specifications, know-how, processes, technical data, formulations and the like, whether or not patentable or patented, which are owned by, licensed to, or controlled by Trega as of the Effective Date or as to which Trega acquires ownership or control at any time during the term of this Agreement (where ownership or control includes a right to grant licenses thereto), and which are used to create Trega Materials, but specifically excluding [CONFIDENTIAL TREATMENT REQUESTED] and Trega Synthesis Technologies.

        1.32 "Valid Claim" shall mean a claim of an issued and unexpired patent included within Trega Patent Rights which has not been revoked or held invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction from which no appeal can be or is taken within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, or disclaimer or otherwise.

        1.33 "Virtual Combinatorial Library" shall mean a [* * *] collection of compounds determined by Trega to be chemically feasible. Such compounds



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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


comprise [CONFIDENTIAL TREATMENT REQUESTED] from which a Combinatorial Library is assembled.

                                    ARTICLE 2

                          COMPOUND PURCHASE PROVISIONS

        2.1 Supply of Subset Libraries. Commencing on the Effective Date and continuing for a period of two (2) Contract Years thereafter, Trega shall make available to Biogen during each of the first two Contract Years, upon completion of synthesis or from existing inventories, Subset Libraries comprising [CONFIDENTIAL TREATMENT REQUESTED]. Subset Libraries will be based on Combinatorial Libraries [CONFIDENTIAL TREATMENT REQUESTED] per Contract Year.

        Subset Libraries shall be [CONFIDENTIAL TREATMENT REQUESTED] on average as determined by statistical sampling using appropriate analytical methods, [CONFIDENTIAL TREATMENT REQUESTED] of [CONFIDENTIAL TREATMENT REQUESTED]. Trega will test each Subset Library by mass spectrometry to confirm the presence of each Subset Library Compound. Such testing must confirm the presence of [CONFIDENTIAL TREATMENT REQUESTED] of Subset Library Compounds. In order to [* * *] within each Combinatorial Library Trega will implement the process and will meet the [* * *] described in Exhibit A. Those compounds that compose a Combinatorial Library that does not meet such [* * *] will not be counted against Trega's [* * *] described above unless Biogen exercises it right under
Article 6.5 and purchases a Subset Library from such Combinatorial Library. The process described in Exhibit A may be updated from time to time to enhance [* * *] whenever feasible. Trega shall promptly notify Biogen, if, subsequent to the Effective Date, Trega executes an agreement with a Third Party which includes provisions for the purchase of compounds and which includes [* * *] ("Third Party [* * *]") different than the then-current [* * *]






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


CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


described in Exhibit A. Biogen shall have the option to replace such then-current [* * *] with such Third Party [* * *].

        Within fourteen (14) days of the Effective Date, Trega will present to Biogen the Actual Combinatorial Library Information for Combinatorial Libraries in inventory and Proposed Combinatorial Library Information for Combinatorial Libraries in production for Biogen to determine whether or not it will purchase Subset Libraries from such Combinatorial Libraries. Prior to the synthesis of each subsequent Combinatorial Library, Trega will make available to Biogen the Proposed Combinatorial Library Information of such Combinatorial Library in order for Biogen to determine, based on the information provided, whether or not it will likely purchase Subset Libraries based on each such Combinatorial Library. Within fourteen (14) days from receipt of the Proposed Combinatorial Library Information, Biogen shall have the opportunity to make suggestions that may influence the final production of each such Combinatorial Library. Trega shall, in its sole discretion, determine the Templates and Building Blocks used to create each Combinatorial Library.

        Following completion of each Combinatorial Library, Trega shall present Biogen the Actual Combinatorial Library Information used in the creation of such Combinatorial Library. Biogen will notify Trega within fourteen (14) days of receipt of the Actual Combinatorial Library Information, the number, if any, of compounds it will purchase from that Combinatorial Library, and provide shipping instructions including carrier and insurance designations. The Parties may mutually agree to extend or modify such fourteen (14) day period as appropriate. Trega shall ship to Biogen a Subset Library containing the agreed upon number of compounds from such Combinatorial Library. Failure of Biogen to notify Trega of its decision during such fourteen (14) day period shall be deemed to be acceptance of such Combinatorial Library structure and composition. Thereafter, Trega shall be entitled to ship a Subset Library comprising [CONFIDENTIAL TREATMENT REQUESTED] from such Combinatorial Library to Biogen pursuant to terms of this Agreement. Trega shall use [* * *] to obtain such shipping insurance as Biogen shall request.

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED

        2.2 Subset Library Compound Purchase Obligations. Biogen shall be obligated to purchase [CONFIDENTIAL TREATMENT REQUESTED] Subset Library Compounds during each of the first two Contract Years.

        2.3 Option to Extend Term. The term of supply and purchase of Subset Libraries may be extended annually beyond the two Contract Years described in Articles 2.1 and 2.2 upon the mutual written consent of the Parties. [CONFIDENTIAL TREATMENT REQUESTED] may be obtained. For each annual extension, if any, the obligations of each Party shall be as described in the provisions of this Agreement unless changes are mutually agreed upon in writing by the Parties.

        2.4 [* * *] Sets. Biogen may order from Trega, and Trega shall provide, [* * *] Sets based upon Lead Compounds identified by Biogen from Trega Materials. Biogen's orders shall be in writing to Trega. Trega shall provide a proposed delivery date for such [* * *] Set and a cost estimate for any Non-standard Reagents in writing within fourteen (14) days of receipt of Biogen's order. Within fourteen (14) days of receipt of Trega's proposed delivery date, Biogen shall either accept or reject such proposed delivery date in writing. If Trega does not receive a written response within the fourteen
(14) day period, Trega shall deem the proposed date to be acceptable and will commence synthesis of the [* * *] Set. [* * *] Sets ordered by Biogen and provided by Trega shall be sold by Trega exclusively to Biogen and shall not be sold to any Third Party, nor used by Trega or its Affiliates or collaborators.

        [* * *] Sets purchased by Biogen from Trega shall be designated by Biogen and Trega and will be constructed from the Virtual Combinatorial Library from which such Lead Compound was identified or derived. [* * *] Sets provided hereunder shall comprise [CONFIDENTIAL TREATMENT REQUESTED] from the Subset Library Compounds provided to Biogen, and further distinct from [* * *] Set Compounds designated by Trega for its use or delivered to Third Parties. [* * *] Set Compounds shall be provided in [CONFIDENTIAL TREATMENT REQUESTED] with an average [* * *] Set [CONFIDENTIAL TREATMENT REQUESTED] as determined by statistical sampling using appropriate analytical methods, sampling [CONFIDENTIAL TREATMENT REQUESTED] of the [* * *] Compounds in each [* * *] Set. Trega will test each [* * *] Set by [* * *] to confirm the presence of each [* * *] Set Compound.


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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


        2.5 Term for Supply of [* * *] Sets. Biogen's option to have Trega supply [* * *] Sets shall expire [CONFIDENTIAL TREATMENT REQUESTED] under this Agreement.

        2.6 Resupply Compounds. Biogen may order from Trega, and Trega shall provide to Biogen, Resupply Compounds based upon Lead Compounds identified by Biogen from Trega Materials. Biogen's order shall be in writing to Trega. Trega shall respond in writing within fourteen (14) days of receipt of Biogen's order with a proposed delivery date for such Resupply Compounds. Biogen, within fourteen (14) days of receipt of Trega's proposed delivery date quote, shall either accept or reject in writing Trega's proposed delivery date. If Trega does not receive a written response within such fourteen (14) day period, Trega shall deem the proposed delivery date to be acceptable and will commence synthesis of the Resupply Compounds.

        Resupply Compounds shall meet the same [* * *] parameters as the earlier delivered [* * *] Set Compound or Subset Library Compound for which the resupply has been requested. Resupply Compounds shall be requested and ordered at a minimum, [CONFIDENTIAL TREATMENT REQUESTED] ordered on a single invoice basis.

        2.7 Term for Supply of Resupply Compounds. Biogen's option to have Trega supply Resupply Compounds shall [CONFIDENTIAL TREATMENT REQUESTED].

        2.8 General Terms for Supply of Trega Materials. Trega shall supply Trega Materials to Biogen pursuant to the following terms and conditions:

               (a) The supply of Trega Materials to Biogen shall be governed by the terms of this Agreement. None of the terms or conditions of any order, invoice, confirmation or similar instrument shall be applicable, except those specifying the identity of Trega Materials, quantity ordered, delivery date, designated carrier and invoice information.



                                      -10-
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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


               (b) All Trega Materials supplied under this Agreement shall be shipped [CONFIDENTIAL TREATMENT REQUESTED]. At the time each Subset Library is shipped to Biogen hereunder, Trega shall send to Biogen, with respect to each such Subset Library, a release memo substantially in the form of Exhibit B attached hereto and release information substantially comprising the items set forth on Exhibit C attached hereto.

        2.9 Management of Interactions. Trega and Biogen each shall designate a person to serve as project manager who shall be the primary contact for all scientific interactions. Meetings will be held in person or via teleconference, at least quarterly for Biogen and Trega to exchange information and manage the activities under this Agreement.

                                    ARTICLE 3

                                    LICENSES

        3.1 Technology Grant. Trega hereby grants to Biogen and its Affiliates:

               (a) a world-wide, nonsublicensable, nonexclusive sublicense under Trega Synthesis Technologies to make, have made, use, sell, offer for sale and import Products, subject to the terms of the License Agreement [CONFIDENTIAL TREATMENT REQUESTED], and such other agreements described in Exhibit D. This sublicense shall specifically include the right to [CONFIDENTIAL TREATMENT REQUESTED];






                                      -11-
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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


               (b) [CONFIDENTIAL TREATMENT REQUESTED] license under Trega Patent Rights and Trega Technology to make, have made, use, offer for sale, import and sell [* * *] Set Compounds purchased hereunder; and

               (c) a world-wide, sublicensable, nonexclusive license under Trega Patents Rights and Trega Technology to make, have made, use, offer for sale, import and sell Products [CONFIDENTIAL TREATMENT REQUESTED].

        The foregoing rights and licenses granted in this Article 3 hereby specifically exclude the right to: (i) [CONFIDENTIAL TREATMENT REQUESTED]; (ii) evaluate, investigate, or characterize Trega Materials or Products derived from or based upon Trega Materials for purposes of [CONFIDENTIAL TREATMENT REQUESTED]; provided, however, that Biogen may evaluate, investigate, or characterize Trega Materials and Products derived from or based upon Trega Materials that have [CONFIDENTIAL TREATMENT REQUESTED]; (iii) make, have made, use, sell, offer for sale, or import Products derived from or based upon Trega Materials which result from the activities in clauses (i) and (ii) above. Notwithstanding the foregoing (i), (ii) and (iii), Biogen shall have the right to screen Trega Materials or Products derived from or based upon Trega Materials for [CONFIDENTIAL TREATMENT REQUESTED].

        Additionally, the foregoing rights and licenses granted to Biogen hereunder shall [CONFIDENTIAL TREATMENT REQUESTED].






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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED

                                    ARTICLE 4

                                 CONFIDENTIALITY

        4.1 Confidential Information. For purposes of Article 4, a Party communicating Confidential Information shall be referred to as the "Disclosing Party" and the Party receiving such Confidential Information shall be referred to as the "Recipient Party." During the term of this Agreement, and for [* * *] Contract Years following the expiration or earlier termination hereof, the Recipient Party shall maintain in confidence all Confidential Information and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, affiliates, employees, consultants, clinical investigators or contractors of the Recipient Party, to the extent such disclosure is reasonably necessary in connection with the Recipient Party's activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each Party hereto shall obtain agreement of any such person to whom Confidential Information will be disclosed to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. In order to be treated as Confidential Information hereunder, oral disclosures shall be identified as confidential at the time of disclosure.

        4.2 Permitted Disclosures. The confidentiality obligations contained in
Article 4.1 above shall not apply to the extent that:

               (a) any Recipient Party is required (i) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product or obtain patent protection, provided in either case that the Recipient shall provide written notice thereof to the other Party; or

               (b) the Recipient Party can demonstrate that (i) the disclosed information was public





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


CONFIDENTIAL

knowledge at the time of such disclosure to the Recipient Party, or thereafter became public knowledge, other than as a result of actions of the Recipient Party in violation hereof; (ii) the disclosed information was rightfully known by the Recipient Party (as shown by its written records) prior to the date of disclosure to the Recipient Party by the Disclosing Party hereunder; (iii) the disclosed information was disclosed to the Recipient Party from a source unrelated to any Party to this Agreement and not under a duty of confidentiality to the Disclosing Party; or (iv) the disclosed information was independently developed by the Recipient Party without such Confidential Information as shown through reasonable documentary evidence thereof.

        4.3 Announcements. The Parties acknowledge that the ability to make certain information public may be governed by existing or future contractual obligations of the Parties with Third Parties. To the extent permissible, and notwithstanding the confidentiality provisions contained in this Article 4, Biogen hereby grants to Trega the right to publicly disclose achievement of the following milestones with respect to Products. Biogen shall give Trega reasonably prompt notice of these events but shall not be required to disclose to Trega the chemical structure or biological activity of such Product.

               (a) Commencement of pre-clinical toxicology;

               (b) Filing of the first IND or foreign equivalent thereof;

               (c) Initiation of the first Phase II clinical study;

               (d) Initiation of the first Phase III clinical study;

               (e) Submission of the first NDA, or foreign equivalent thereof;
and

               (f) Approval of the first NDA, or foreign equivalent thereof.

        Notwithstanding the foregoing, Trega shall not disclose the identity of such compounds or the targets at which they are directed without the consent of Biogen. Biogen shall have the right to review and consent to the contents of such announcements prior to disclosure to the extent that they pertain to Biogen. Biogen's consent shall not be unreasonably withheld or delayed. The Parties acknowledge that following the Effective Date, this Agreement shall be publicly announced in a press release that, prior to its release, is agreed to in writing by both



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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


Parties and shall be filed with the U.S. Securities and Exchange Commission in satisfaction of Trega's responsibilities as a public company.

                                    ARTICLE 5

                          INVENTIONS AND PATENT RIGHTS

        All matters pertaining to the ownership of inventions, the prosecution of patents and infringements, the defense against any claims of infringement and all other intellectual property matters shall be governed by the following
Article 5.

        5.1 Ownership of Inventions. The entire right, title, and interest in and to any and all [CONFIDENTIAL TREATMENT REQUESTED] shall be [CONFIDENTIAL TREATMENT REQUESTED] shall be [CONFIDENTIAL TREATMENT REQUESTED].

        5.2    Patent Enforcement, Prosecution and Maintenance.

               (a) Trega shall have the right, in its sole discretion and at its expense (except as otherwise set forth herein), to control the preparation, filing, prosecution, enforcement and maintenance of [CONFIDENTIAL TREATMENT REQUESTED], including oppositions, re-examinations, interferences, nullity actions, reissues, patent term extensions and similar actions, and will respond to claims made against [CONFIDENTIAL TREATMENT REQUESTED]. Trega shall keep Biogen apprised of all activity related to [CONFIDENTIAL TREATMENT REQUESTED] and shall provide copies of all non-privileged correspondence to and from the Patent and Trademark Office or foreign equivalent thereof upon Biogen's request.

               (b) Trega shall have the right, in its discretion and at its expense to control the preparation, filing, prosecution, maintenance, enforcement and defense of all [CONFIDENTIAL TREATMENT REQUESTED], including oppositions, re-examinations, interferences and nullity actions, reissues, patent term extensions and similar actions, and will respond to any claims made against

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


[CONFIDENTIAL TREATMENT REQUESTED]. Biogen shall receive copies of all correspondence to and from the U.S. Patent Office, or foreign equivalent thereof, and copies of all documentation related to procurement of [CONFIDENTIAL TREATMENT REQUESTED]. Trega shall copy Biogen on all correspondence and pleadings related to [CONFIDENTIAL TREATMENT REQUESTED].

        A determination will be made of which Party shall be responsible for filing, prosecuting, maintaining, enforcing and defending all other [* * *] based upon a good faith determination of the relative contributions to, and interest of each Party in, the claimed invention. The Parties shall equally share all out-of-pocket costs related to filing, prosecuting, maintaining, defending and enforcing [* * *], except that a Party may at any time choose to terminate, or to reduce, the funding of costs associated with any of the [* * *]. In the event that a recovery is obtained by either Party as a result of enforcing or defending [* * *], such recovery shall first be applied to reimbursement of unreimbursed legal fees and out-of-pocket expenses incurred by the Parties in a proportion commensurate to the financial contribution of each Party to such enforcement and/or defense. The remainder of any such recovery shall be divided between the Parties in proportion to their financial contributions to such enforcement and/or defense. The Responsible Party shall provide drafts of all correspondence to the U.S. Patent and Trademark Office and foreign equivalent thereof to the other Party for review, allowing a reasonable time for such other Party to provide comments prior to filing. Additionally, the Responsible Party shall copy the other Party on all correspondence and pleadings relevant to enforcement and/or defense of such [* * *]. The Responsible Party shall give good faith consideration to the comments of the other Party. Each Party shall cooperate fully with the other Party, execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in the preparation, prosecution and maintenance of all applications and patents described therein. Additionally, the Parties shall cooperate fully as necessary for obtaining supplemental protection certificates, patent extensions, or equivalents thereof. Neither Party shall settle any action or otherwise consent to an adverse judgment in such action that diminishes the rights or interest of the other Party without the express consent of the other Party.




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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


        5.3    Infringement.

               (a) If Biogen learns that a Third Party has infringed and/or misappropriated [CONFIDENTIAL TREATMENT REQUESTED] (referred to hereinafter as "Infringement"), it shall promptly notify Trega of such apparent Infringement. Promptly after such notice by Biogen, the Parties shall meet to exchange information. Trega shall have the right, but not the obligation to institute, prosecute, and control any actions or proceedings relating to such suspected Infringement at its sole discretion and at its sole cost and expense. Trega shall be entitled to receive and retain for its sole use and benefit, any recovery, settlement, amount awarded in any such suit, including without limitation, awards of lost profits, damages and/or punitive damages and/or costs, attorney's fees and awards of sanction.

               (b) If either Party shall receive a claim or assertion that practice of the activities claimed in [CONFIDENTIAL TREATMENT REQUESTED], or the practice of [* * *] licensed under this Agreement infringes or otherwise violates the intellectual property rights of any Third Party, then the Party against whom such claim was made shall promptly notify the other Party to this Agreement of the claim and all reasonable details relating thereto. The Party against whom the claim was made shall have the right to defend against such claim and the other Party shall reasonably cooperate with the Party against whom the claim was made in the defense of such claim, at the request and expense of the Party against whom the claim was made. Each Party shall have the right to be represented by counsel of its own choice and at its own expense in any proceedings.

        5.4 Utility. Trega and its designees shall be entitled to screen all [CONFIDENTIAL TREATMENT REQUESTED] (including, without limitation, [CONFIDENTIAL TREATMENT REQUESTED] which are suitable, or can be made suitable, and to evaluate, test, analyze, and use the Combinatorial Libraries to discover the [CONFIDENTIAL TREATMENT REQUESTED] with respect thereto.

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


        5.5    [CONFIDENTIAL TREATMENT REQUESTED]

        5.6    Limitations.  [CONFIDENTIAL TREATMENT REQUESTED]

                                    ARTICLE 6

                               PAYMENT OBLIGATIONS

        6.1 Sublicense Fee. Biogen shall pay to Trega a [CONFIDENTIAL TREATMENT REQUESTED], payable on the Effective Date of this Agreement, [CONFIDENTIAL TREATMENT REQUESTED].

        6.2 Payments for Subset Libraries. Biogen shall pay to Trega the sum of [CONFIDENTIAL TREATMENT REQUESTED]. Upon shipment of any Trega Materials to Biogen hereunder, Trega shall submit an invoice therefor to Biogen, and Biogen shall pay each such invoice in full within thirty (30) days of receipt.

        6.3 [* * *] Set Payments. Biogen shall pay Trega a [CONFIDENTIAL TREATMENT REQUESTED] Set delivered to Biogen under Article 2.5 above.

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


        6.4 Resupply Compound Payments. Biogen shall pay Trega a [CONFIDENTIAL TREATMENT REQUESTED] sample of Resupply Compounds, [CONFIDENTIAL TREATMENT REQUESTED]. For quantities actually synthesized by Trega that are greater or less than the amount requested by Biogen, Biogen may, at its option, purchase such material [CONFIDENTIAL TREATMENT REQUESTED], provided that the quality and identity standards are met.

        6.5 Non-conforming Trega Materials. For any Trega Materials which do not meet the applicable quality or identity requirements Biogen may, in its sole discretion, choose to purchase such Trega Materials. [CONFIDENTIAL TREATMENT REQUESTED].

        6.6 Milestone Payments. Biogen shall pay to Trega the following nonrefundable amounts upon achievement of the milestones set forth below by a Product [CONFIDENTIAL TREATMENT REQUESTED].

        a)  [* * *] or foreign equivalent thereof                     $[* * *]
        b)  [* * *]                                                   $[* * *]
        c)  [* * *]                                                   $[* * *]
        d)  [* * *] or foreign equivalent thereof                     $[* * *]
        e)  [* * *] or foreign equivalent thereof                     $[* * *]

        6.7 Change of Control Termination Fee. Biogen shall pay to Trega a [CONFIDENTIAL TREATMENT REQUESTED] within ten (10) days of its written notice to Trega to terminate this Agreement under Article 7.5 below.

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


        6.8 Payment Method. Upon shipment of any Trega Materials to Biogen hereunder, Trega shall submit an invoice therefore to Biogen, and Biogen shall pay each such invoice in full within thirty (30) days of receipt. All payments under this Agreement shall be paid in United States dollars to Trega by bank wire transfer in immediately available funds to such account as designated by Trega on or before the date on which such payment is due.

        6.9 Late Payments. Unless otherwise provided in this Agreement, Biogen shall pay interest to Trega hereunder on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement, at a rate per annum equal to the [CONFIDENTIAL TREATMENT REQUESTED].

        6.10 Taxes and Other Charges . Biogen shall pay all federal, state, county or municipal sales or use taxes, excise or similar charges (other than taxes that may be assessed on the income of Trega), assessed or charged in connection with the purchase of the Trega Materials pursuant to this Agreement.

        6.11 Entire Consideration. The payments in Article 6 shall constitute the entire consideration for the rights and licenses granted hereunder, and no further consideration, payments or royalties shall be paid by Biogen to Trega.

                                    ARTICLE 7

                              TERM AND TERMINATION

        7.1 Expiration. Unless terminated earlier pursuant to Article 7.2 below, the term of this Agreement shall expire on the expiration of Biogen's and Trega's obligations under this Agreement.

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


        7.2 Termination for Cause. Either Party may terminate this Agreement upon or after the breach of any material provision of this Agreement, if the breaching Party has not cured such breach within ninety (90) days after notice thereof from the other Party.

        7.3 Consequences of Breach. If Biogen terminates this Agreement under
Section 7.2 for breach by Trega [CONFIDENTIAL TREATMENT REQUESTED]:

                                                  [CONFIDENTIAL TREATMENT
        [CONFIDENTIAL TREATMENT                   REQUESTED]
        REQUESTED]

                       [CONFIDENTIAL TREATMENT REQUESTED]

        If Trega terminates this Agreement under Article 7.2 for breach by Biogen, Biogen shall [CONFIDENTIAL TREATMENT REQUESTED]. The foregoing shall be Trega's sole remedy for such breach.

        7.4 Effect of Expiration and Termination. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination except as set forth above. The provisions of Articles 3, 4, 5, and 9 shall survive the expiration or termination of this Agreement. [CONFIDENTIAL TREATMENT REQUESTED]

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


[CONFIDENTIAL TREATMENT REQUESTED], except in the case of breach by Trega, as described in Article 7.3 above, in which case [* * *] shall be reduced.

        7.5 Change of Control. In the event of a change of control of Trega during the term of this Agreement, Biogen may terminate its obligations to [* * *] hereunder within [CONFIDENTIAL TREATMENT REQUESTED] such change of control if such change of control materially interferes with Trega's ability to perform under the Agreement. Additionally, within [* * *] days of a change of control Biogen may terminate its obligations to [* * *] hereunder if such change of control results in control by a [CONFIDENTIAL TREATMENT REQUESTED]

        A termination under this Article 7.5 shall not, however relieve Biogen of its obligations to pay milestones as set forth in Article 6. In the event that Biogen chooses to terminate under this Article 7.5, Biogen shall continue to be entitled to [CONFIDENTIAL TREATMENT REQUESTED].

        A change of control shall be deemed to have occurred if: (a) any Person who is not as of the Effective Date a Beneficial Owner, becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of Trega representing more than 50% of the combined voting power of Trega's then outstanding securities; (b) the stockholders of Trega approve a plan of complete liquidation or dissolution or there is consummated an agreement for the sale or disposition by Trega of all or substantially all of the Company's assets, or the sale or disposition of all or substantially all of its subset chemistry business to another Person. For purposes hereof, (1) the term "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Trega or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Trega or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such

CONFIDENTIAL


securities, (iv) a Person , more than 50 % of which is owned, directly or indirectly, by the stockholders of Trega in substantially the same proportions as their ownership of stock of Trega, or (v) any Person who is, on the Effective Date, a 5% Beneficial Owner of Trega's securities who comes to acquire 50% or more of Trega's securities, and whose principal business is financial investment. The term "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

        Each Party hereby represents and warrants to the other Party as follows:

        8.1 Existence and Power. It (a) is duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation in which it is organized, (b) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted, and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such Party and would not materially adversely affect such Party's ability to perform its obligations under this Agreement.

        8.2 Authorization and Enforcement of Obligations. Such Party (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation, enforceable against such Party in accordance with its terms.

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


        8.3 Right to Sublicense. [CONFIDENTIAL TREATMENT REQUESTED].

        8.4 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party in connection with this Agreement have been obtained.

        8.5 No Conflict. The execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not conflict with, or constitute a default under, any contractual obligation of such Party.
        8.6 Pending Actions. Each represents that it is not aware of any action, suit, inquiry or investigation, or any claim, demand or notice of default against it, which if adversely determined would affect the rights granted under this Agreement.

        8.7 Patents. Trega hereby represents and warrants to Biogen that:

               (a)  [CONFIDENTIAL TREATMENT REQUESTED].

               (b)  [CONFIDENTIAL TREATMENT REQUESTED].

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


               (c)  [CONFIDENTIAL TREATMENT REQUESTED].

        8.8 Experimental Materials. Biogen hereby acknowledges that all Trega Materials are experimental in nature, are for research purposes only, and have not been approved for use in humans or animals.

        8.9 [CONFIDENTIAL TREATMENT REQUESTED]

        [CONFIDENTIAL TREATMENT REQUESTED]

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


[CONFIDENTIAL TREATMENT REQUESTED]

                                    ARTICLE 9

                                    INDEMNITY

        9.1 [CONFIDENTIAL TREATMENT REQUESTED]

        9.2 [CONFIDENTIAL TREATMENT REQUESTED]

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


[CONFIDENTIAL TREATMENT REQUESTED]

        9.3 Procedure. The Party that intends to claim indemnification under this Article (the "Indemnitee") shall promptly notify the indemnifying Party (the "Indemnitor") or any loss, claim, damage, liability or action with respect to which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Indemnitee whether or not such claim is rightfully brought; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor if Indemnitor does not assume the defense, or if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other person represented by such counsel in such proceedings. The indemnity agreement in this Article shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, only if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article, but the omission to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article. The Indemnitor shall not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interest of the Indemnitee without the express consent of the Indemnitee. The Indemnitee under this Article, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations of any action, claim or liability covered by this indemnification. The Indemnitee shall keep the Indemnitor informed of any investigation and the Indemnitor shall have the right to review and comment on the conduct of the investigation.

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


        9.4 Insurance.

               (a)  [CONFIDENTIAL TREATMENT REQUESTED]

               (b)  [CONFIDENTIAL TREATMENT REQUESTED]

                                   ARTICLE 10

                                  FORCE MAJEURE

        Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including but not limited to fire, earthquakes, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE 11

                                   ASSIGNMENT

        This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned, sublicensed, or transferred by either Party without the consent of the other Party; provided, however, that either Trega or Biogen may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business (or, in the case of Trega, all or substantially all of its [* * *],or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. In the event that such Assignment by Trega constitutes a change of control of Trega, the provisions of Article 7.5 shall apply.

                                   ARTICLE 12

                                  SEVERABILITY

        Each Party hereby acknowledges that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such provisions. In case such provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

CONFIDENTIAL

                                   ARTICLE 13

                                  MISCELLANEOUS

        13.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, U.S. first class mail or courier), U.S. first class mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the address or and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

      If to Trega:   Trega Biosciences, Inc.
                     9880 Campus Point Drive
                     San Diego, California 92121
                     Attention: President

      If to Biogen:  Biogen, Inc.
                     Vice President of Marketing, Sales and Business Development Fourteen Cambridge Center
                     Cambridge, MA 02142
                     With copy to: Vice President-General Counsel

        13.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

        13.3 Compliance with Applicable Laws. Biogen, its Affiliates and
(sub)licensees shall use reasonable efforts to comply with all applicable laws, regulations and governmental orders in connection with their respective activities related to this Agreement, including without limitation the research,

CONFIDENTIAL

development, manufacture, use and sale of Products. Without limiting the foregoing, Biogen, its Affiliates and (sub)licensees shall use reasonable efforts to observe and comply with all applicable United States and foreign laws with respect to the transfer of Products and related technical data to foreign countries.

        13.4 Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties.

        13.5 Headings. The captions to the several Articles hereof are not part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

        13.6 Independent Contractors. It is expressly agreed that Trega and Biogen shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Trega nor Biogen shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the Party to do so.

        13.7 Waiver. The waiver by either Party of any (i) right hereunder, (ii) of a failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party, whether of a similar nature or otherwise.

        13.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

CONFIDENTIAL


IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


                                        TREGA BIOSCIENCES, INC.

                                        By: Robert S. Whitehead
                                            ------------------------------------

                                        Signature: /s/ Robert S. Whitehead
                                                   -----------------------------

                                        Title: President and CEO
                                               ---------------------------------


                                        BIOGEN, INC.

                                        By: James B. Tobin
                                            ------------------------------------

                                        Signature: /s/ James B. Tobin
                                                   -----------------------------

                                        Title: President and CEO
                                               ---------------------------------

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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT A

                       [CONFIDENTIAL TREATMENT REQUESTED]

                   [Three (3) Pages of Text Have Been Omitted]

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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT B

                       [CONFIDENTIAL TREATMENT REQUESTED]

                   [Three (3) Pages of Text Have Been Omitted]

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CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT C

                       [CONFIDENTIAL TREATMENT REQUESTED]

                   [Four (4) Pages of Text Have Been Omitted]

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT D

                       [CONFIDENTIAL TREATMENT REQUESTED]

                 [Eighteen (18) Pages of Text Have Been Omitted]

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT E

                       [CONFIDENTIAL TREATMENT REQUESTED]

                    [Two (2) Pages of Text Have Been Omitted]

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Article 1      DEFINITIONS
        1.1    "Actual Combinatorial Library Information                       2
        1.2    "Affiliate                                                      2
        1.3    "[* * *] Set                                                    2
        1.4    "[* * *] Set Compound                                           2
        1.5    "Building Blocks                                                2
        1.6    "Combinatorial Library                                          2
        1.7    "Confidential Information                                       3
        1.8    "Contract Year                                                  3
        1.9    "Effective Date                                                 3
        1.10   "FDA                                                            3
        1.11   "IND                                                            3
        1.12   "[* * *]                                                        3
        1.13   "Lead Compound                                                  3
        1.14   "[CONFIDENTIAL TREATMENT REQUESTED]                             3
        1.15   "NDA                                                            3
        1.16   "Non-standard Reagents                                          4
        1.17   "Party                                                          4
        1.18   "Product                                                        4
        1.19   "Proposed Combinatorial Library Information                     4
        1.20   "Responsible Party                                              4
        1.21   "Resupply Compound                                              4
        1.22   [CONFIDENTIAL TREATMENT REQUESTED]                              4
        1.23   "Subset Library                                                 5
        1.24   "Subset Library Compound                                        5
        1.25   "Synthesis Protocols                                            5
        1.26   "Template                                                       5
        1.27   "Third Party                                                    5
        1.28   "Trega Materials                                                5
        1.29   "Trega Patent Rights                                            5
        1.30   "Trega Synthesis Technologies                                   6
        1.31   "Trega Technology                                               6
        1.32   "Valid Claim                                                    6
        1.33   "Virtual Combinatorial Library                                  6
Article 2      COMPOUND PURCHASE PROVISIONS
        2.1    Supply of Subset Libraries                                      7
        2.2    Subset Library Compound Purchase Obligations                    9
        2.3    Option to Extend Term                                           9
        2.4    [* * *] Sets                                                    9
        2.5    Term for Supply of [* * *] Sets                                10
        2.6    Resupply Compounds                                             10
        2.7    Term for Supply of Resupply Compounds                          10

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED

        2.8    General Terms for Supply of Trega Materials                    10
        2.9    Management of Interactions                                     11

Article 3      LICENSES
        3.1    Technology Grant                                               11

Article 4      CONFIDENTIALITY
        4.1    Confidential Information                                       13
        4.2    Permitted Disclosures                                          13
        4.3    Announcements                                                  14

Article 5      INVENTIONS AND PATENT RIGHTS
        5.1    Ownership of Inventions                                        15
        5.2    Patent Enforcement, Prosecution and Maintenance                15
        5.3    Infringement                                                   17
        5.4    Utility                                                        17
        5.5    [* * *]                                                        18
        5.6    Limitations                                                    18

Article 6      PAYMENT OBLIGATIONS
        6.1    Sublicense Fee                                                 18
        6.2    Payments for Subset Libraries                                  18
        6.3    [* * *] Set Payments                                           18
        6.4    Resupply Compound Payments                                     19
        6.5    Non-conforming Trega Materials                                 19
        6.6    Milestone Payments                                             19
        6.7    Change of Control Termination Fee                              19
        6.8    Payment Method                                                 20
        6.9    Late Payments                                                  20
        6.10   Taxes and Other Charges                                        20
        6.11   Entire Consideration                                           20

Article 7      TERM AND TERMINATION
        7.1    Expiration                                                     20
        7.2    Termination for Cause                                          21
        7.3    Consequences of Breach                                         21
        7.4    Effect of Expiration and Termination                           21
        7.5    Change of Control                                              22

Article 8      REPRESENTATIONS AND WARRANTIES
        8.1    Existence and Power                                            23
        8.2    Authorization and Enforcement of Obligations                   23
        8.3    Right to Sublicense                                            24
        8.4    Consents                                                       24
        8.5    No Conflict                                                    24
        8.6    Pending Actions                                                24

CONFIDENTIAL                                    CONFIDENTIAL TREATMENT REQUESTED


        8.7    Patents                                                        24
        8.8    Experimental Materials                                         25
        8.9    [CONFIDENTIAL TREATMENT REQUESTED]                             25

Article 9      INDEMNITY
        9.1    [* * *]                                                        26
        9.2    [* * *]                                                        26
        9.3    Procedure                                                      27
        9.4    Insurance                                                      28

Article 10     FORCE MAJEURE                                                  28

Article 11     ASSIGNMENT                                                     29

Article 12     SEVERABILITY                                                   29

Article 13     MISCELLANEOUS
        13.1   Notices                                                        30
        13.2   Applicable Law                                                 30
        13.3   Compliance with Applicable Laws                                30
        13.4   Entire Agreement                                               31
        13.5   Headings                                                       31
        13.6   Independent Contractors                                        31
        13.7   Waiver                                                         31
        13.8   Counterparts                                                   31

EXHIBIT A      [CONFIDENTIAL TREATMENT REQUESTED]                             33
EXHIBIT B      [CONFIDENTIAL TREATMENT REQUESTED]                             34
EXHIBIT C      [CONFIDENTIAL TREATMENT REQUESTED]                             35
EXHIBIT D      [CONFIDENTIAL TREATMENT REQUESTED]                             36
EXHIBIT E      [CONFIDENTIAL TREATMENT REQUESTED]                             37